EXHIBIT 99.1

RECRUITER.COM RECEIVES NEW FUNDING FROM MONTAGE CAPITAL

Recruiter.com Group, Inc. (NASDAQ:RCRT)(NASDAQ:RCRTW) ("Recruiter.com"), an on-demand recruiting solutions provider, is pleased to announce a $2.25 million financing by Montage Capital, a pioneer in the growth debt market.

"We are excited to develop a working relationship with Montage Capital," said Evan Sohn, CEO of Recruiter.com. "The structure of this debt financing offered a strong alternative to immediate equity financing, especially during this particularly difficult environment for small issuers. We look forward to driving our vision forward with a strong financial partner."

Sohn continued, "We are highly conscious that it has been a challenging year for many in the capital markets, and certainly for our shareholders. We have therefore developed a framework and strategy to unlock greater value for our shareholders. Financing with Montage Capital was the first step in our new strategic plan to achieve profitability and increase shareholder value, the details of which will be announced in the coming weeks."

Michael Rose, Managing Director at Montage, said, "We partner with innovative companies with high growth prospects, capital-efficient business models, and exceptional executive leadership. We are excited to participate in the future of talent acquisition with Recruiter.com, using a structure designed to accelerate growth while minimizing dilution to shareholders."

Recruiter.com intends to use the new funds to accelerate the automation of its on-demand recruiter service, to move forward with its new strategic plan, and for general working capital purposes. The loan carries a 12.75% interest rate, with interest-only payments until July 2023. In connection with the loan, Recruiter.com issued Montage Capital 706,551 warrants at a $2.00 exercise price. Full details of the financing with Montage Capital are available in Recruiter.com's issued 8-K.

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About Recruiter.com Group, Inc.

Recruiter.com is an on-demand recruiting platform providing flexible talent acquisition solutions that scale from startups to the Fortune 100. With an on-tap network of thousands of recruiting professionals, advanced artificial intelligence sourcing software, and recruitment marketing automation, Recruiter.com helps businesses solve today's complex hiring challenges.

For investor information, visit https://investors.recruiter.com

Please follow social media channels for additional updates:

●	LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/
●	LinkedIn Company Page: https://www.linkedin.com/company/1240434
●	Twitter Company Page: https://twitter.com/recruiterdotcom
●	Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "predict" "forecast" "believe," "may," "estimate," "continue," "anticipates," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued demand for professional hiring, the accuracy of the Recruiter Index® survey, the impact of the COVID-19 pandemic on the job market and the economy as virus levels are again rising in many states, and the Risk Factors contained within our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statements publicly, whether as a result of new information, future developments, or otherwise, except as may be required by law.

SOURCE: Recruiter.com Group, Inc.

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